INTERNATIONAL COMFORT PRODUCTS CORPORATION
    Schedule II - Consolidated Valuation and Qualifying Accounts
        For the Years Ended December 31, 1997, 1996 and 1995
                 (In Millions of U.S. Dollars)
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
                                           Charge to
                                          -----------    Accounts
                  Balance                                Written     Balance
                    at          Costs                    Off Net       at
                  Beginning      and                       of        End of
Description       of Period    Expenses     Other<F1>   Recoveries   Period
============================================================================
1997
(a) Allowance
    for Doubtful
    Accounts       $  7.7      $  0.9       $  (.7)     $  (1.9)    $  6.0
============================================================================
(b)
    Product
    Warranty
      Current      $  8.7      $  1.0       $   -       $  (0.2)    $  9.5
      Non-current    17.9        10.7           .1        (12.5)      16.2
----------------------------------------------------------------------------
                   $ 26.6      $ 11.7       $   .1      $ (12.7)    $ 25.7
============================================================================
1996
(a) Allowance
    for Doubtful
    Accounts
      Current      $  7.6      $  3.2       $   .2      $  (3.3)    $  7.7
      Non-current     5.0          -            -          (5.0)        -
---------------------------------------------------------------------------
                   $ 12.6      $  3.2       $   .2      $  (8.3)    $  7.7
===========================================================================
(b) Product
    Warranty
      Current      $  8.8      $  2.0       $   -       $  (2.1)    $  8.7
      Non-current    15.7        14.4           -         (12.2)      17.9
---------------------------------------------------------------------------
                   $ 24.5      $ 16.4       $   -       $ (14.3)    $ 26.6
===========================================================================
1995
(a) Allowance
    for Doubtful
    Accounts
       Current     $  9.6      $  4.7       $   -       $  (6.7)    $  7.6
       Non-current     -          5.0           -            -         5.0
---------------------------------------------------------------------------
                   $  9.6      $  9.7       $   -       $  (6.7)    $ 12.6
===========================================================================
(b) Product
    Warranty
       Current     $  9.2      $  (.4)      $   -       $    -      $  8.8
       Non-current   13.6        12.0           -          (9.9)      15.7
---------------------------------------------------------------------------
                   $ 22.8      $ 11.6       $   -       $  (9.9)    $ 24.5
===========================================================================

[FN]
<F1>
These amounts are mainly due to the effect of the change in foreign currency translation rates and divestitures, net of acquisitions.